Preliminary, subject to completion

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on XXXXXX XX, 2015.

Vote by Internet • Go to www.investorvote.com/STCK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends you vote FOR Proposals 1 – 5.
		For	Against	Abstain	+
1.	To adopt the Agreement and Plan of Merger, dated June 2, 2015 (the “Merger Agreement”), by and between Stock Building Supply Holdings, Inc. (“SBS”) and Building Materials Holding Corporation (“BMC”).	☐	☐	☐
2.	To approve the issuance of shares of SBS common stock to BMC stockholders pursuant to the Merger Agreement.	☐	☐	☐
3.	To approve an amendment to the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan.	☐	☐	☐
4.	To approve, by non-binding advisory vote, certain compensation arrangements for SBS’s named executive officers in connection with the transactions contemplated by the Merger Agreement.	☐	☐	☐
5.

To permit SBS to adjourn the special meeting, if necessary or advisable, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve Proposal Nos. 1 or 2 above.

		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.
All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stock Building Supply Holdings, Inc.

2015 Special Meeting of Stockholders — XXXXXX XX, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Special Meeting of Stock Building Supply Holdings, Inc. and the Joint Proxy and Consent Solicitation Statement/Prospectus, dated XXXXXX XX, 2015, hereby appoints Jeffrey G. Rea and C. Lowell Ball (each with full power to act alone and with power of substitution) to represent the undersigned and to vote the shares of the undersigned at the Special Meeting of Stockholders of Stock Building Supply Holdings, Inc. to be held at X:XX a.m., Eastern Time, on XXXXXX XX, 2015 at XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX, and at any adjournments or postponements thereof, upon all matters as may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Joint Proxy and Consent Solicitation Statement/Prospectus, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically.

Please refer to the Joint Proxy and Consent Solicitation Statement/Prospectus for a discussion of the Proposals.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY; YOU MAY USE THE ENCLOSED ENVELOPE.